Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Xos, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other	463,342	(2)	$8.09	(3)	$3,748,436.78	0.00014760	$553.27
Equity	Common Stock, par value $0.0001 per share	Other	89,118	(4)	$6.88	(5)	$613,131.84	0.00014760	$90.50
Total Offering Amounts							$4,361,568.62		$643.77
Total Fee Offsets									$643.77
Net Fee Due									$0

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.
(2)	Represents shares of the registrant’s Common Stock that were added to the shares available for issuance under the Xos, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), which consists of (A) 297,061 additional shares of Common Stock reserved pursuant to the “evergreen” provision under the 2021 Plan and (B) 166,281 additional shares of Common Stock underlying restricted stock units that were previously granted under the 2021 Plan and forfeited because of the failure to vest as of January 23, 2024.
(3)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on January 25, 2024, which date is within five business days prior to the filing of this registration statement.
(4)	Represents shares of the registrant’s Common Stock that were added to the shares available for issuance under the Xos, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which consist of 89,118 additional shares of Common Stock reserved pursuant to the “evergreen” provision under the 2021 ESPP.
(5)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on $6.88, which is 85% of the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on January 25, 2024, which date is within five business days prior to the filing of this registration statement. Pursuant to the 2021 ESPP, the purchase price of the shares of the registrant’s Common Stock will not be less than the lesser of (A) 85% of the fair market value of the shares of Common Stock on the first day of an offering period or (B) 85% of the fair market value of the shares of Common Stock on the applicable purchase date.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Xos, Inc.	S-1	333-264258(1)	April 13, 2022		$643.77	Equity	Common Stock, par value $0.0001 per share	2,630,039	(2)	$6,943,303.75	(2)
Fee Offset Sources	Xos, Inc.	S-1	333-264258(1)		April 13, 2022								$643.77

(1)	The registrant previously paid a registration fee of $3,955 in connection with the registration of the resale of up to 16,160,214 shares of registrant’s common stock, par value $0.0001 per share, with a proposed maximum aggregate offering price of $42,662,965, under the Registration Statement on Form S-1, initially filed on April 13, 2022 (File No. 333-264258) by Xos, Inc. (the “Prior Registration Statement”). The registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement can be offset by $2,550.18, representing the fee associated with 10,420,124 unsold shares of registrant’s common stock, par value $0.0001 per share, from the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using $643.77 of the unused filing fee from the Prior Registration Statement to offset the registration fee payable in connection with this Registration Statement. Accordingly, no additional registration fee is due to be paid at this time.
(2)	The registrant effected a 1-for-30 reverse stock split on December 6, 2023 (the “Reverse Split”). References in this Table 2 to security or aggregate offering amounts have not been adjusted to reflect the Reverse Split.